Exhibit 4.4

Execution Copy

$200,000,000

RES-CARE, INC.

10.75% Senior Notes due 2019

Purchase Agreement

December 16, 2010

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed in Schedule 1 hereto

c/o J.P. Morgan Securities LLC 383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Res-Care, Inc., a Kentucky corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $200,000,000 principal amount of its 10.75% Senior Notes due 2019 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of December 22, 2010 (the “Indenture”) among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”).

The Securities are being issued in connection with the acquisition (the “Acquisition”) by affiliates of Onex Corporation (the “Sponsors”), its co-investors and certain members of the Company’s management of all of the outstanding equity interests in the Company not held by the Sponsors pursuant to the Agreement and Plan of Share Exchange between Onex Rescare Acquisition, LLC (“Rescare Acquisition”) and the Company, dated as of September 6, 2010 (the “Share Exchange Agreement”). For purposes of this Agreement, the term “Transactions” means, collectively, the Acquisition and all other transactions related to the Acquisition, including (i) the cash tender offer by Rescare Acquisition for all outstanding shares of the Company’s common stock not held by the Sponsors, (ii) the acquisition by the Sponsors in a statutory share exchange of all remaining shares of the Company’s common stock not held by the Sponsors or certain members of management following such cash tender offer for the cash consideration specified in the Share Exchange Agreement (the “Share Exchange”), (iii) the entry by the Company and the Guarantors into one or more credit agreements providing for the extension of their existing senior secured revolving credit facilities and a new term loan facility (collectively, the “Credit Facility”), together with any other documents, agreements or instruments delivered in connection therewith

(collectively, the “Credit Facility Documentation”) and (iv) the Tender Offer and the Redemption (each as defined below).

In connection with the issuance of the Securities, the Company (i) has commenced a cash tender offer (the “Tender Offer”) for any and all of the Company’s outstanding 73/4% Senior Notes due 2013 (the “2013 Notes”) upon the terms and subject to the conditions set forth in that certain Offer to Purchase and Consent Solicitation Statement dated December 6, 2010, and (ii) is soliciting consents (the “Consent Solicitation”) of registered holders of the 2013 Notes to certain proposed amendments to the indenture dated as of October 3, 2005, among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, governing the 2013 Notes (the “2013 Indenture”) pursuant to a supplemental indenture thereto (the “Supplemental Indenture”). Prior to or concurrently with any acceptance for purchase of 2013 Notes tendered in the Tender Offer, the Company will issue an irrevocable notice of redemption to redeem (the “Redemption”) all then outstanding 2013 Notes at a redemption price for each $1,000 principal amount of 2013 Notes redeemed equal to $1,019.38, plus accrued and unpaid interest thereon to the redemption date in accordance with the 2013 Indenture (the “Redemption Notice”).

As described in the Time of Sale Information (as defined below) and the Offering Memorandum (as defined below) under the caption “Use of proceeds,” the proceeds from the sale of the Securities will be used to finance the Transactions and to pay related fees and expenses.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company and the Guarantors have prepared a preliminary offering memorandum dated December 8, 2010 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (this “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers solely in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed in Annex A hereto.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.             Purchase and Resale of the Securities. (a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.75% of the principal amount thereof plus accrued interest, if any, from December 22, 2010 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)           The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)           it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii)          neither it nor any person acting on its behalf has solicited offers for, or offered or sold, or will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii)         neither it nor any person acting on its behalf has solicited offers for, or offered or sold, or will solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)        within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)         in accordance with the restrictions set forth in Annex C hereto.

(c)           Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f), 6(g), 6(h) and 6(i), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)           The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)           The Company and the Guarantors acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

2.               Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP, New York, New York at 9:00 A.M., New York City time, on December 22, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b)             Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.               Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

(a)          Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b)          Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(c)           Financial Statements. The financial statements and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as may be indicated in the related notes thereto. The historical financial data set forth in the Offering Memorandum under the captions “Offering Memorandum Summary—Summary Historical and Pro Forma Consolidated Financial Data” and “Selected Historical Financial Data” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited or unaudited financial statements contained in the Offering Memorandum. The other financial information of the Company and its Subsidiaries included in each of the Time of Sale Information and the Offering Memorandum fairly presents in all material respects the information shown thereby.

(d)          No Material Adverse Change. Since the date of the most recent financial statements of the Company included in each of the Time of Sale Information and the Offering Memorandum, (i) there has not been any material change in the capital stock or long-term debt, other than the normal accrual of interest, of the Company or its subsidiaries on a consolidated basis, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, or development that could reasonably be expected to have a Material Adverse Effect (as defined below); (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, in any case that is material to the Company and its subsidiaries taken as a whole and except in each case as otherwise disclosed in the Time of Sale Information.

(e)           Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 3 to this Agreement.

(f)            Capitalization. The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization” as of the date stated therein; and all the outstanding shares of capital stock or other equity interests of (i) each of the Guarantors and (ii) each significant subsidiary (as defined below) of the Company, have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (other than liens that (1) will be repaid and/or terminated prior to or on the Closing Date or (2) will be incurred in connection with the Transactions).

(g)          Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver, in each case, to the extent a party thereto, this Agreement, the Securities, the Indenture (including each Guarantee set forth therein), the Exchange Securities and the Registration Rights Agreement, the Share Exchange Agreement and the Credit Facility Documentation (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(h)          The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, regardless of whether the issue of enforceability is considered in a proceeding in equity or law and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(i)           The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(j)            The Exchange Securities. On the Closing Date, the Exchange Securities (including the related guarantees) will have been duly authorized by the Company and each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k)          Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors; and the Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and on the Closing Date will be duly executed and delivered by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(l)           The Share Exchange Agreement and the Credit Agreement. The Share Exchange Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. Upon the consummation of the Share Exchange, the Credit Facility will have been duly authorized, executed and delivered by the Company and the Guarantors and will constitute a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

(m)          Descriptions of the Transaction Documents. Each of this Agreement, the Securities, the Indenture (including each Guarantee set forth therein), the Exchange Securities, the Registration Rights Agreement and the Credit Facility Documentation conform in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(n)          No Violation or Default. (i) Neither the Company nor any of the Guarantors is in violation of its charter or by-laws or similar organizational documents; (ii) neither the Company nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; and (iii) neither the Company nor any of its subsidiaries is in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)          No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, the “Agreements and Instruments”), except for such Agreements and Instruments that will be repaid, terminated, satisfied and discharged or defeased prior to or on the Closing Date as described in the Time of Sale Information, (ii) other than as created pursuant to the Transaction Documents, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to Agreements and Instruments, (iii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of the

Guarantors or (iv) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i), (ii) and (iv) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)          No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state or foreign securities or Blue Sky laws or the rules and regulations of the Financial Industry Regulatory Authority, Inc. in connection with the purchase and resale of the Securities by the Initial Purchasers, (ii) as may be required with respect to the Exchange Securities (including the related guarantees) under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement (including the qualification of the Indenture under the Trust Indenture Act), (iii) as have been obtained with respect to the Share Exchange Agreement and (iv) that would not have a Material Adverse Effect upon the ability of the Company to consummate the offering of the Securities.

(q)          Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.

(r)           Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s)           Title to Real and Personal Property. The Company and its subsidiaries have valid title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) are described in the Time of Sale Information and the Offering Memorandum (including “Permitted Liens” described under the caption “Description of the Notes” in the Time of Sale Information and the Offering Memorandum), (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)           Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the conduct of their respective businesses does not conflict in any material respect with any such rights of others and (ii) the Company and its subsidiaries have not received any unresolved notice of any claim of infringement of or conflict with any such rights of others.

(u)          No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors and officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed by the Company and the Guarantors with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum other than information relating to the employment relationship and/or compensation of any director or officer of the Company or its subsidiaries.

(v)           Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w)          Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there is no tax deficiency that has been, or to the knowledge of the Company could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x)           Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(y)           No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and each of the Guarantors, is contemplated or threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(z)           Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health or safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)           Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any of its subsidiaries would have any liability (each, a “Company Plan”) has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Company Plan excluding transactions effected pursuant to a statutory or administrative exemption; (ii) for each employee benefit plan, within the meaning of Section 3(3) of ERISA for which the Company, any of its subsidiaries or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) would have any liability (each, a “Controlled Group Plan”) that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code of Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (iii) neither the Company, any of its subsidiaries nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Controlled Group Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Controlled Group Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (iv) no determination has been made that any Controlled Group Plan (including a “multiemployer plan”, to the extent applicable) is, or is expected to be, either (x) in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or (y) in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

(bb)          Disclosure Controls. The Company and its subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc)           Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting”(as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(dd)          Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably deems adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ee)           No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff)            Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg)          Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, or employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh)          Solvency. On and immediately after the Closing Date, the Company (after giving effect to the Transactions, the issuance of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(ii)             No Restrictions on Subsidiaries. Except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum or as provided in the Credit Facility, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(jj)             No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(kk)           Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(ll)             No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(mm)         No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(nn)          Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(oo)          No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(pp)          Margin Rules. Neither the issuance, sale and delivery of the Securities nor the consummation of the Transactions or the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq)          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr)            Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Time of Sale Information and the Offering Memorandum is not

based on or derived from sources that are reliable and accurate in all material respects; it being understood that the Company has not independently verified the underlying data used by third parties in preparing published materials used by such sources.

(ss)           Sarbanes-Oxley Act. The Company and, to the knowledge of the Company, the Company’s directors and officers, in their capacities as such, are in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

4.               Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a)           Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)           Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement to which the Representative reasonably objects.

(c)           Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)           Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)           Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)            Ongoing Compliance of the Offering Memorandum. If at any time prior to the expiration of one year after the date of the Offering Memorandum (or, if earlier, prior to the completion of the initial offering of the Securities) (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g)           Blue Sky Compliance. The Company will use its reasonable best efforts to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities by the Initial Purchasers; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)           Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(i)            Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds”.

(j)            Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k)           DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(l)            No Resales by the Company. Until the consummation of the exchange offer contemplated by the Registration Rights Agreement, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m)          No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n)           No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)           No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5.             Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains “no issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Offering Memorandum or the Offering Memorandum; (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included in the Preliminary Offering Memorandum or the Offering Memorandum.

6.             Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)           Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)           No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors (other than an announcement with positive implications of a possible upgrading).

(c)           No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition that would cause the representation and warranty in Section 3(d) hereof to be inaccurate shall have occurred or exist as of the date of this Agreement, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)           Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor in such officer’s capacity as officer of the Company and/or the Guarantors and not in such officer’s individual capacity who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representation set forth in Sections 3(a) hereof is true and correct, (ii) confirming that the other representations and warranties in this Agreement of the Company or such Guarantor, as the case may be, are true and correct and that the Company or such Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e)           Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than two business days prior to the Closing Date.

(f)            Opinion and 10b-5 Statement of Counsel for the Company. (i) Frost Brown Todd LLC, counsel for the Company, shall have furnished to the Representative their written opinion, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D-1 hereto, (ii) Kaye Scholer LLP, counsel for the Company, shall have furnished to the Representative their written opinion and 10b-5 statement, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D-2 hereto, (iii) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Company, shall have furnished to the Representative their written opinion, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D-3 hereto and (iv) David S. Waskey, general counsel for the Company, shall have furnished to the Representative their written opinion, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D-4 hereto, in each case dated the Closing Date, addressed to the Initial Purchasers and subject to customary qualifications.

(g)           Local Counsel Opinion. K&L Gates LLP, Texas counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date, addressed to the Initial Purchasers and subject to customary qualifications, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex E hereto.

(h)           Opinion of Counsel for the Company Pertaining to Regulatory Matters. The Representative shall have received on and as of the Closing Date an opinion of David S. Waskey, general counsel for the Company, with respect to regulatory matters as the Representative may reasonably request.

(i)            Opinions of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion or opinions of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters. The Representative shall have received on and as of the Closing Date an opinion of Winston & Strawn LLP, special regulatory counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)            No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(k)           Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the

Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(l)            Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Guarantors.

(m)          DTC. The Securities shall be eligible for clearance and settlement through DTC.

(n)           The Transactions. Concurrently with or prior to the Closing Date, (i) either (x) the Company shall have obtained pursuant to the Consent Solicitation sufficient consents of holders of the 2013 Notes to execute the Supplemental Indenture pursuant to the terms of the 2013 Indenture and the Company shall have delivered the Redemption Notice to the trustee of the 2013 Notes (the “2013 Notes Trustee”), irrevocably calling all then outstanding 2013 Notes for Redemption (provided that the Redemption Notice may provide that the principal amount of 2013 Notes being redeemed shall be the principal amount of outstanding 2013 Notes as of the redemption date, as reduced by any 2013 Notes that are thereafter tendered in and purchased pursuant to the Tender Offer) or (y) the Company shall have delivered the Redemption Notice to the 2013 Notes Trustee irrevocably calling all then outstanding 2013 Notes for Redemption and the Company shall have received acknowledgment from 2013 Notes Trustee of the satisfaction and discharge of the 2013 Notes pursuant to the terms of the 2013 Indenture; (ii) the Company and the Guarantors shall have entered into the Credit Facility Documentation consistent in all material respects with the terms described in the Time of Sale Information and the Offering Memorandum; and (iii) each of the other Transactions shall have been consummated in a manner consistent in all material respects with the descriptions thereof in the Time of Sale Information and the Offering Memorandum.

(o)           Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.               Indemnification and Contribution.

(a)             Indemnification of the Initial Purchasers. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein.

(b)           Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the third paragraph regarding the offering of the notes, the fourth and fifth sentences of the thirteenth paragraph regarding market making and the fifteenth paragraph regarding overallotment, stabilization and syndicate covering under the heading “Plan of Distribution.”

(c)           Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under such subsection except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under such subsection. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment to the extent that the Indemnifying Person is required to indemnify such Indemnified Person in respect of such loss or liability under the other provisions of this Section 7. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall have received written notice of the terms of such settlement at least 7 days prior to such settlement being entered into and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement, unless such failure to reimburse the

Indemnified Person is based on a dispute with a good faith basis as to either the obligation of the Indemnifying Person arising under this Section 7 to indemnify the Indemnified Person or the amount of such obligation and the Indemnifying Person shall have notified the Indemnified Person of such good faith dispute prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing or defending against any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)              Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.             Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9.             Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10.             Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents, which, if such expense is incurred by the Initial Purchasers and they seek reimbursement hereunder, shall be reasonable; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and applicable fees incurred in connection with the approval of the Securities for book entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; provided that the Initial Purchasers will pay 50% of the aircraft expenses incurred in connection with such road show.

(b)             If (i) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (ii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses reasonably incurred by the Initial Purchasers (including the reasonable fees and expenses of their counsel) in connection with this Agreement and the offering contemplated hereby.

11.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12.           Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

13.           Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act; and (f) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

14.           Miscellaneous. (a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Initial Purchasers.

(b)          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 270-1063); Attention: Syndicated & Leveraged Finance. Notices to the Company and the Guarantors shall be given to them at Res-Care, Inc., 9901 Linn Station Road, Louisville, Kentucky 40223 (fax: (502) 394- 2206); Attention: David Miles.

(c)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)          Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

RES-CARE, INC.

By	/s/ Ralph G. Gronefeld, Jr.
Ralph G. Gronefeld, Jr.
President and Chief Exeucitve Officer

GUARANTORS LISTED ON SCHEDULE 2
(except Normal Life of Indiana and Educare
Community Living Limited Partnership

By	/s/ David W. Miles.
David W. Miles
Authorized Signatory

NORMAL LIFE OF INDIANA, as Guarantor
By: Normal Life of Central Indiana, Inc.
Its: General Partner

By	/s/ David W. Miles.
David W. Miles
Treasurer

EDUCARE COMMUNITY LIVING LIMITED
PARTNERSHIP, as Guarantor
By: Community Alternatives Texas Partner, Inc.
Its: General Partner

By	/s/ David W. Miles.
David W. Miles
Treasurer

Schedule 1

Accepted: December 16, 2010

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the Several Initial Purchasers listed In Schedule 1 hereto.

By	/s/ Meredith Hopson
Authorized Signatory

Initial Purchasers	Principal Amount
J.P. Morgan Securities LLC	$95,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	95,000,000
Fifth Third Securities LLC	5,000,000
U.S. Bancorp Investments, Inc.	5,000,000

Total	$200,000,000

Schedule 2

Guarantors

NAME	STATE OF INCORPORATION/FORMATION
Accent Health Care, Inc.	Ohio
All Ways Caring Services, Inc.	Illinois
Alternative Choices, Inc.	California
Alternative Youth Services, Inc.	Delaware
Arbor E&T, LLC	Kentucky
Arbor PEO, Inc.	Delaware
B.W.J. Opportunity Centers, Inc.	Texas
Baker Management, Inc.	Missouri
Bald Eagle Enterprises, Inc.	Missouri
Bolivar Developmental Training Center, Inc.	Missouri
Braley & Thompson, Inc.	West Virginia
Capital TX Investments, Inc.	Delaware
Careers in Progress, Inc.	Louisiana
CATX Properties, Inc.	Delaware
CNC/Access, Inc.	Rhode Island
Community Advantage, Inc.	Delaware
Community Alternatives Home Care, Inc.	Kentucky
Community Alternatives Illinois, Inc.	Delaware
Community Alternatives Indiana, Inc.	Delaware
Community Alternatives Kentucky, Inc.	Delaware
Community Alternatives Missouri, Inc.	Missouri
Community Alternatives Mobile Nursing, Inc.	Kentucky
Community Alternatives Nebraska, Inc.	Delaware
Community Alternatives New Mexico, Inc.	Delaware
Community Alternatives of Washington D.C., Inc.	Washington, D.C.
Community Alternatives Pharmacy, Inc.	Delaware
Community Alternatives Texas Partner, Inc.	Delaware
Community Alternatives Virginia, Inc.	Delaware
Creative Networks, L.L.C.	Arizona
EduCare Community Living - Normal Life, Inc.	Texas
EduCare Community Living - Texas Living Centers, Inc.	Texas
EduCare Community Living Corporation - America	Delaware
EduCare Community Living Corporation - Gulf Coast	Texas
EduCare Community Living Corporation - Missouri	Missouri
EduCare Community Living Corporation - Nevada	Nevada
EduCare Community Living Corporation - New Mexico	New Mexico
EduCare Community Living Corporation - North Carolina	North Carolina
EduCare Community Living Corporation - Texas	Texas
EduCare Community Living Limited Partnership	Kentucky
Employ-Ability Unlimited, Inc.	Ohio
Franklin Career College Incorporated	California
General Health Corporation	Arizona
Habilitation Opportunities of Ohio, Inc.	Ohio
Hydesburg Estates, Inc.	Missouri

Individualized Supported Living, Inc.	Missouri
J. & J. Care Centers, Inc.	California
Job Ready, Inc.	Arkansas
Normal Life Family Services, Inc.	Louisiana
Normal Life of California, Inc.	California
Normal Life of Central Indiana, Inc.	Indiana
Normal Life of Georgia, Inc.	Georgia
Normal Life of Indiana	Indiana
Normal Life of Lafayette, Inc.	Louisiana
Normal Life of Lake Charles, Inc.	Louisiana
Normal Life of Louisiana, Inc.	Louisiana
Normal Life of Southern Indiana, Inc.	Indiana
Normal Life, Inc.	Kentucky
P.S.I. Holdings, Inc.	Ohio
PeopleServe, Inc.	Delaware
Pharmacy Alternatives, LLC	Kentucky
RAISE Geauga, Inc	Ohio
Res-Care Alabama, Inc.	Delaware
Res-Care Arkansas, Inc.	Delaware
Res-Care California, Inc.	Delaware
ResCare DTS International, LLC	Delaware
Res-Care Europe, Inc.	Delaware
ResCare Finance, Inc.	Delaware
Res-Care Florida, Inc.	Florida
Res-Care Idaho, Inc.	Delaware
Res-Care Illinois, Inc.	Delaware
ResCare International, Inc.	Delaware
Res-Care Iowa, Inc.	Delaware
Res-Care Kansas, Inc.	Delaware
Res-Care Michigan, Inc.	Delaware
Res-Care New Jersey, Inc.	Delaware
Res-Care Ohio, Inc.	Delaware
Res-Care Oklahoma, Inc.	Delaware
ResCare Pennsylvania Health Management Services, Inc.	Delaware
ResCare Pennsylvania Home Health Associates, Inc.	Delaware
Res-Care Premier, Inc.	Delaware
Res-Care Training Technologies, Inc.	Delaware
Res-Care Washington, Inc.	Delaware
Res-Care Wisconsin, Inc.	Delaware
Rest Assured, LLC	Kentucky
Rockcreek, Inc.	California
RSCR California, Inc.	Delaware
RSCR Inland, Inc.	California
RSCR West Virginia, Inc.	Delaware
Skyview Estates, Inc.	Missouri
Southern Home Care Services, Inc.	Georgia
Tangram Rehabilitation Network, Inc.	Texas
Texas Home Management, Inc.	Delaware
The Academy for Individual Excellence, Inc.	Delaware

The Citadel Group, Inc.	Texas
THM Homes, Inc.	Delaware
Upward Bound, Inc.	Missouri
VOCA Corp.	Ohio
VOCA Corporation of America	Ohio
VOCA Corporation of Florida	Florida
VOCA Corporation of Indiana	Indiana
VOCA Corporation of Maryland	Maryland
VOCA Corporation of New Jersey	New Jersey
VOCA Corporation of North Carolina	North Carolina
VOCA Corporation of Ohio	Ohio
VOCA Corporation of West Virginia, Inc.	West Virginia
VOCA of Indiana, LLC	Indiana
VOCA Residential Services, Inc.	Ohio
Youthtrack, Inc.	Delaware

Schedule 3

Subsidiaries

NAME	STATE OF INCORPORATION/FORMATION
Accent Health Care, Inc.	Ohio
All Ways Caring Services, Inc.	Illinois
Alternative Choices, Inc.	California
Alternative Youth Services, Inc.	Delaware
Arbor E&T, LLC	Kentucky
Arbor PEO, Inc.	Delaware
B.W.J. Opportunity Centers, Inc.	Texas
Baker Management, Inc.	Missouri
Bald Eagle Enterprises, Inc.	Missouri
Bolivar Developmental Training Center, Inc.	Missouri
Braley & Thompson, Inc.	West Virginia
Capital TX Investments, Inc.	Delaware
Careers in Progress, Inc.	Louisiana
CATX Properties, Inc.	Delaware
CNC/Access, Inc.	Rhode Island
Community Advantage, Inc.	Delaware
Community Alternatives Home Care, Inc.	Kentucky
Community Alternatives Illinois, Inc.	Delaware
Community Alternatives Indiana, Inc.	Delaware
Community Alternatives Kentucky, Inc.	Delaware
Community Alternatives Missouri, Inc.	Missouri
Community Alternatives Mobile Nursing, Inc.	Kentucky
Community Alternatives Nebraska, Inc.	Delaware
Community Alternatives New Mexico, Inc.	Delaware
Community Alternatives of Washington D.C., Inc.	Washington, D.C.
Community Alternatives Pharmacy, Inc.	Delaware
Community Alternatives Texas Partner, Inc.	Delaware
Community Alternatives Virginia, Inc.	Delaware
Creative Networks, L.L.C.	Arizona
EduCare Community Living - Normal Life, Inc.	Texas
EduCare Community Living - Texas Living Centers, Inc.	Texas
EduCare Community Living Corporation - America	Delaware
EduCare Community Living Corporation - Gulf Coast	Texas
EduCare Community Living Corporation - Missouri	Missouri
EduCare Community Living Corporation - Nevada	Nevada
EduCare Community Living Corporation - New Mexico	New Mexico
EduCare Community Living Corporation - North Carolina	North Carolina
EduCare Community Living Corporation - Texas	Texas
EduCare Community Living Limited Partnership	Kentucky
Employ-Ability Unlimited, Inc.	Ohio
Franklin Career College Incorporated	California
General Health Corporation	Arizona
Habilitation Opportunities of Ohio, Inc.	Ohio
Hydesburg Estates, Inc.	Missouri

Individualized Supported Living, Inc.	Missouri
J. & J. Care Centers, Inc.	California
Job Ready, Inc.	Arkansas
Maatwerk Nederland B.V.	Netherlands
Maatwerk Reintegrations GmbH	Kle
Maatwerk Support B.V.	Netherlands
Middle East Training LLC	Jordan
Normal Life Family Services, Inc.	Louisiana
Normal Life of California, Inc.	California
Normal Life of Central Indiana, Inc.	Indiana
Normal Life of Georgia, Inc.	Georgia
Normal Life of Indiana	Indiana
Normal Life of Lafayette, Inc.	Louisiana
Normal Life of Lake Charles, Inc.	Louisiana
Normal Life of Louisiana, Inc.	Louisiana
Normal Life of Southern Indiana, Inc.	Indiana
Normal Life, Inc.	Kentucky
P.S.I. Holdings, Inc.	Ohio
PeopleServe, Inc.	Delaware
PeopleServe Limited	United Kingdom
Pharmacy Alternatives, LLC	Kentucky
RAISE Geauga, Inc	Ohio
Res-Care Alabama, Inc.	Delaware
Res-Care Arkansas, Inc.	Delaware
ResCare Bahrain W.L.L	Bahrain
Res-Care California, Inc.	Delaware
ResCare DTS International, LLC	Delaware
Res-Care Europe, Inc.	Delaware
ResCare Finance, Inc.	Delaware
Res-Care Florida, Inc.	Florida
ResCare Gulf FZ-LLC	Dub
Res-Care Idaho, Inc.	Delaware
Res-Care Illinois, Inc.	Delaware
ResCare International, Inc.	Delaware
Res-Care Iowa, Inc.	Delaware
Res-Care Kansas, Inc.	Delaware
ResCare Maatwerk B.V.	Netherlands
Res-Care Michigan, Inc.	Delaware
ResCare Netherlands B.V.	Netherlands
Res-Care New Jersey, Inc.	Delaware
Res-Care Ohio, Inc.	Delaware
Res-Care Oklahoma, Inc.	Delaware
ResCare Pennsylvania Health Management Services, Inc.	Delaware
ResCare Pennsylvania Home Health Associates, Inc.	Delaware
ResCare Premier Canada, Inc.	Ontario
Res-Care Premier, Inc.	Delaware
Res-Care Training Technologies, Inc.	Delaware
ResCare UK Limited	United Kingdom
Res-Care Washington, Inc.	Delaware

Res-Care Wisconsin, Inc.	Delaware
Rest Assured, LLC	Kentucky
Rockcreek, Inc.	California
RSCR California, Inc.	Delaware
RSCR Inland, Inc.	California
RSCR West Virginia, Inc.	Delaware
Skyview Estates, Inc.	Missouri
Southern Home Care Services, Inc.	Georgia
Tangram Rehabilitation Network, Inc.	Texas
Texas Home Management, Inc.	Delaware
The Academy for Individual Excellence, Inc.	Delaware
The Citadel Group, Inc.	Texas
THM Homes, Inc.	Delaware
Upward Bound, Inc.	Missouri
VOCA Corp.	Ohio
VOCA Corporation of America	Ohio
VOCA Corporation of Florida	Florida
VOCA Corporation of Indiana	Indiana
VOCA Corporation of Maryland	Maryland
VOCA Corporation of New Jersey	New Jersey
VOCA Corporation of North Carolina	North Carolina
VOCA Corporation of Ohio	Ohio
VOCA Corporation of West Virginia, Inc.	West Virginia
VOCA of Indiana, LLC	Indiana
VOCA Residential Services, Inc.	Ohio
Youthtrack, Inc.	Delaware

ANNEX A

a.          Additional Time of Sale Information

1.          Term sheet containing the terms of the securities, substantially in the form of Annex B.

ANNEX B

Pricing Supplement	Strictly Confidential

Res-Care, Inc.$200,000,000
10.75% Senior Notes due 2019

Pricing Supplement dated December 16, 2010
to the
Preliminary Offering Memorandum dated December 8, 2010
of Res-Care, Inc.

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum, which is hereby incorporated by reference. The information in this Pricing Supplement updates and supersedes any information in the Preliminary Offering Memorandum which is inconsistent, or prepared based on assumptions that are inconsistent, with the information below. Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Offering Memorandum.

The notes (and the related guarantees) have not been registered under the Securities Act or any other securities laws. Unless they are registered, the notes may be offered only in transactions that are exempt from registration under the Securities Act and applicable state securities laws. We and the initial purchasers are offering the notes only to qualified institutional buyers under Rule 144A and to persons outside the United States in reliance on Regulation S under the Securities Act. For further details about eligible offerees and resale restrictions, see “Transfer restrictions” in the Preliminary Offering Memorandum.

See “Risk factors” beginning on page 19 of the Preliminary Offering Memorandum for a discussion of certain risks that you should consider in connection with an investment in the notes.

Other information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent effected by the changes described herein.

Issuer:	Res-Care, Inc. (the “Issuer”)

Security Description:	10.75% Senior Notes due 2019

Distribution:	Rule 144A / Regulation S with Registration Rights

Principal Amount:	$200,000,000

Gross Proceeds:	$200,000,000

Maturity:	January 15, 2019

Coupon:	10.75%

Issue Price:	100.000% of face amount

Yield to Maturity:	10.75%

Spread to Benchmark Treasury:	+762 bps

Benchmark Treasury:	UST 2.75% due 2/15/2019

Interest Payment Dates:	January 15 and July 15, commencing July 15, 2011

Record Dates:	January 1 and July 1

Equity clawback:	Up to 35% at 110.75%, on or prior to January 15, 2014

Optional redemption:	Make-whole call @ T+50 bps prior to January 15, 2015, then

	On or after	At the redemption price of
	January 15, 2015	105.375%
	January 15, 2016	102.688%
	January 15, 2017 and thereafter	100.000%

Change of control:	Putable at 101% of principal plus accrued interest

Trade date:	December 16, 2010

Settlement date:	December 22, 2010 (T+4).

CUSIP Numbers:	144A	Regulation S
	CUSIP: 760943 AK6	CUSIP: U76090 AD8
	ISIN: US760943AK62	ISIN: USU76090AD82

Ratings:	B3 (Moody’s) / B- (S&P)(1)

Joint Book-Running Managers:	J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	Fifth Third Securities, Inc.

U.S. Bancorp Investments, Inc.

Changes to the Preliminary Offering Memorandum:	In addition, the following changes will be made to the Preliminary Offering Memorandum as well as additional conforming changes consistent with the changes described herein:

Preamble	On page iii of the Preliminary Offering Memorandum, the last paragraph relating to the settlement date is replaced in its entirety with the following:

“It is expected that delivery of the notes will be made against payment there for on or about December 22, 2010, which is the fourth business day following the date hereof (such settlement cycle being referred to as “T+4”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing should consult their own advisors.”

Description of other indebtedness

The Issuer’s new senior secured credit facilities on which the notes offering is conditioned may vary in principal amount or maturity from the description under the caption “Description of other indebtedness” as follows:

(1) A securities rating is not a recommendation to buy, sell or hold these notes. Each rating may be subject to revision or withdrawal at any time and should be evaluated independently of any other rating.

The term loan credit facility will provide for at least $160 million (but not more than $190 million).

• The revolving credit facility will provide for commitments of at least $175 million (but not more than $275 million) maturing not earlier than July 2013.

In addition, pricing and other terms of the Issuer’s new senior secured credit facilities may vary from those set forth under “Description of other indebtedness.”

To the extent that the term loan facility provides for less than $190 million, the Issuer may borrow under its revolving credit facility to satisfy the uses set forth under “Use of proceeds.”

Description of notes

The Credit Agreement basket in clause (a) of the second paragraph under the caption “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” is reduced to $340.0 million at any one time outstanding but will permit up to $85 million of additional indebtedness under the Credit Agreement for letters of credit to the extent drawn.

•

The general Indebtedness basket in clause (l) of the second paragraph under the caption “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” is reduced to $35.0 million at any one time outstanding (without any increase based upon percentage of Total Assets).

•

The basket for Investments in Unrestricted Subsidiaries in clause (7) of the second paragraph under the caption “— Limitation on restricted payments” is reduced to $35.0 million at any one time outstanding (without any increase based upon percentage of Total Assets).

•

The general Restricted Payments basket in clause (10) of the second paragraph under the caption “Limitation on restricted payments” is reduced to $25.0 million at any one time outstanding (without any increase based upon percentage of Total Assets).

•

The general Permitted Investments basket in clause (9) of the definition of “Permitted Investments” is reduced to $35.0 million at any one time outstanding (without any increase based upon percentage of Total Assets).

•

The basket for Investments in joint ventures in clause (19) of the definition of “Permitted Investments” is reduced to $35.0 million at any one time outstanding (without any increase based upon percentage of Total Assets).

•

In the carve-out in clause (19) of the second paragraph under the caption “—Affiliate transactions,” the reference to tax payments permitted by clause (12) of the second paragraph under the caption “—Limitation on restricted payments” is corrected to clause 13(c) of the second paragraph under the caption “—Limitation on restricted payments”.

•

The “Merger, consolidation or sale of all or substantially all assets” covenant is modified to permit the merger of each of Onex Rescare Acquisition LLC and Onex Rescare Holdco II, LLC with and into Res-Care, Inc. with Res-Care, Inc. as the surviving company as contemplated by the Preliminary Offering Memorandum without compliance with the covenant, provided that such merger does not adversely impact the Issuer’s assets or liabilities as reflected in the Preliminary Offering Memorandum.

Plan of distribution

U.S. Bancorp Investments, Inc. and Fifth Third Securities, Inc. are acting as lenders under our amended and restated senior credit agreement. In addition, Olivia F. Kirtley, one of the independent members of the Issuer’s board of directors, also serves as a director of U.S. Bancorp, the parent company of U.S. Bancorp Investments, Inc.

This material is strictly confidential and has been prepared by us solely for us in connection with the proposed offering of the notes described in the Preliminary Offering Memorandum. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the notes. Please refer to the Preliminary Offering Memorandum for a complete description.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)                  Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)                 Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)           None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)          At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(iv)          Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)                  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, as defined below (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time:

•                  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•                  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•                  in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive

2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(d)                 Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

(ii)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(e)                 Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

The Securities may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the Securities may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

(f)                 Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

The Securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each Initial Purchaser agrees that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the

Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(g)                   Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

•              The Offering Memorandum has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering memorandum and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the Securities to the public in Singapore.

Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

Annex D-1

[Form of Opinion of Frost Brown Todd LLC]

December [ ], 2010

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Fifth Third Securities LLC

U.S. Bancorp Investments, Inc

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

We have acted as special counsel to Res-Care, Inc., a Kentucky corporation (the “Company”), and the subsidiary guarantors listed on Schedule 2 to the Purchase Agreement (as defined below) (the “Guarantors”), in connection with the transactions contemplated by that certain Purchase Agreement (the “Purchase Agreement”) dated as of December [16], 2010 among the Company and J.P. Morgan Securities LLC, as representative of the purchasers listed on Schedule 1 to the Purchase Agreement (each an “Initial Purchaser” and collectively, the “Initial Purchasers”). This opinion is being delivered to you pursuant to Section 6(f) of the Purchase Agreement. Capitalized terms used herein which are defined in the Purchase Agreement shall have the meanings set forth in the Purchase Agreement, unless otherwise defined herein.

In connection with the rendering of this opinion, we have examined and relied, as to factual matters, upon originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, statements of public officials and Company officers and directors, and such other instruments, and have made such investigations of law, as we have deemed relevant and necessary as a basis for this opinion, including, without limitation, the following documents (items 1 through 8 below are collectively referred to herein as the “Transaction Documents”):

1. The Purchase Agreement;

2. The Share Exchange Agreement;

3. The Time of Sale Information;

4. The Offering Memorandum;

5. The Registration Rights Agreement;

6. The Indenture (including the terms of the Guarantees set forth therein);

7. The New Notes;

8. The form of the Exchange Notes;

9. The Company’s Articles of Incorporation, as amended;

10. The Bylaws of the Company; and

11. The Company’s minute books.

We have discussed with representatives of the Company such questions of fact as we have deemed necessary or appropriate for the purpose of this opinion, and we have relied upon certificates of officers of the Company with respect to the accuracy of such factual matters and on the factual matters contained in the representations and warranties of the Company and the Initial Purchasers that are contained in the Purchase Agreement.

For purposes of this opinion, we have assumed (i) that the Initial Purchasers and each other party to the Transaction Documents, other than the Company and the Specified Subsidiaries (as defined herein), have the corporate or other power, authority or capacity to enter into and perform all of their obligations under the Transaction Documents, and (ii) the due execution and delivery by, and valid and binding effect upon, the Initial Purchasers and each other party to the Transaction Documents, other than the Company and the Guarantors. We also have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the competency of all individuals and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(i)            The Company and each of the subsidiaries listed on Schedule 1 hereto (collectively, the “Specified Subsidiaries”) have been duly organized and are validly existing under the laws of their respective jurisdictions of organization, and have all corporate, limited liability company or limited partnership power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. Each Specified Subsidiary incorporated or organized in the State of Delaware is in good standing under the laws of the State of Delaware.

(ii)           The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization,” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares).

(iii)          The Company and each of the Guarantors have full right, power and authority to execute and deliver each of the Transaction Documents to which each is a party and to perform their respective obligations thereunder, and all corporate, limited liability company or partnership action, as applicable, required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(iv)          The Share Exchange Agreement has been duly authorized, executed and delivered by the Company and the Guarantees have been duly authorized by the Guarantors.

(v)           The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(vi)          The Securities have been duly authorized, executed and delivered by the Company.

(vii)         The Exchange Securities (including the related Guarantees) have been duly authorized by the Company and each of the Guarantors.

(viii)        The Purchase Agreement has been duly authorized, executed and delivered by the Company and the Guarantors, and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(ix)           The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Specified Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Specified Subsidiaries is a party or by which the Company or any of the Specified Subsidiaries is bound or to which any of the property or assets of the Company or any of its Specified Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of the Specified Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(x)            No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) with respect to the Exchange Securities (including the related Guarantees) under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

(xi)           Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(xii)          Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xiii)         You have requested our opinion as to whether the state courts of the Commonwealth of Kentucky, and a federal court sitting in the Commonwealth of Kentucky, would give effect to the choice of law provisions of the Transaction Documents, which provide that the laws of the State of New York govern the construction of the Transaction Documents. We have assumed for purposes of this opinion that the transactions contemplated by the Transaction Documents bear a reasonable relation to New York, and such relational contacts include, but are not limited to, the following: (1) J.P Morgan Securities, LLC, which acted as representative of the Initial Purchasers in connection with the transactions contemplated by the Purchase Agreement, has its principal place of business located in New York, and the proceeds from the sale of the Notes will be disbursed on behalf of the Initial Purchasers in New York, (2) negotiations of the Transaction Documents have taken place in part in New York, (3) the Transaction Documents will be accepted by the Initial Purchasers in New York, (4) the closing of the transactions contemplated by the Transaction Documents will occur in New York, and (5) the Initial Purchasers and the Company are each sophisticated in financial dealings, they are aware of the laws of New York, and there was no collusion or fraud in relation to the parties’ choice of law with respect to the Transaction Documents. Please note that although we believe these facts to be some of the facts relevant to a determination of the enforceability of the choice of law clause contained in the Transaction Documents, the courts (the “Courts”) of the Commonwealth of Kentucky have not explicitly stated that these types of facts are the only ones that they would consider. With your knowledge and consent, we have not inquired into facts deemed relevant in tort cases or in cases interpreting contracts of insurance. Although we consider such factors to be irrelevant, the Courts may nevertheless deem them to be relevant.

Under the laws of Kentucky, it is more likely than not that a Kentucky state court or a federal court sitting in Kentucky as the forum state and applying the conflicts of laws rules of Kentucky would give effect to the provisions in the Transaction Documents that provide that the Transaction Documents are to be governed by, and construed in accordance with, the laws of New York. The foregoing opinion is subject to the following reasoned analysis:

The United States Court of Appeals for the Sixth Judicial Circuit has addressed the choice of law rule applicable in Kentucky in Wallace Hardware Company, Inc. v. Abrams, 223 F.3d 382 (6th Cir. 2000), in an effort to reconcile the divergent case law that has developed with regard to this matter. Big Four Mills Limited v. Commercial Credit Co., Inc., 211 S.W.2d 831 (Ky. Ct. App. 1948), has been described as Kentucky’s seminal case on the issue of the validity of choice of law provisions in transactions of a commercial nature. The Big Four case held that a choice of foreign law will be upheld if at least one vital element of the contract is associated with the foreign state whose laws are sought to be invoked and the transaction is entered into in good faith. Id. However, a more recent line of cases has adopted the “most significant relationship to the transaction and the parties” test, articulated in the Restatement (2d) of Conflicts of Laws (1971). See Breeding v. Massachusetts Indemnity & Life Ins., 633 S.W.2d 717 (Ky. 1982); Lewis v. American Family Ins. Group, 555 S.W.2d 579, 581 (Ky. 1977). Finally, Kentucky courts have had a tendency to apply Kentucky law in matters involving personal injuries suffered within Kentucky or by Kentucky residents and where procedural matters are at issue. See, Adam v. J.B. Hunt Transp. Inc., 130 F.3d 219 (6th Cir. 1977); Breeding, 633 S.W.2d at 718; Foster v.  Leggett, 484 S.W.2d 827, 829 (Ky. 1972); Arnett v. Thompson, 433 S.W.2d 109, 113 (Ky. 1968); Paine v. LaQuinta Motor Inns, Inc., 736 S.W.2d 355 (Ky. Ct. App. 1987).

In Wallace Hardware, the Sixth Circuit went through a thorough and lengthy analysis of the Kentucky state case law. Noting that the vast array of Kentucky cases have arrived at seemingly inconsistent results, the Sixth Circuit focused on the most recent Kentucky Supreme Court and Kentucky Court of Appeals cases, and attempted to ferret out the distinctions in the other cases which seemed to reach an inconsistent result. Id., at 391-401. The Sixth Circuit has concluded that Section 187 of the Restatement (Second) of Conflicts of Laws governs the enforceability of choice of law provisions in Kentucky. Id., at 398-400.

The Wallace Hardware case sets forth the governing rule as follows: “the parties’ choice of law should be honored unless (1) ‘the chosen state has no substantial relationship to the parties or the transaction and there is no other reasonable basis for the parties’ choice,’ or (2) ‘application of the law of the chosen state would be contrary to a fundamental policy of a state which has a materially greater interest.” Id., at 398 (quoting Restatement (Second) of Conflicts of Laws § 187.

In applying the first prong of the test, careful consideration is given to the parties’ contacts with the chosen state. The Wallace Hardware case involved a choice of law provision in a guaranty executed by two owners of a hardware store located in Kentucky in favor of Wallace Hardware Company, a wholesaler of hardware goods and services located in Tennessee.

The choice of law provision established the guaranty would be governed by Tennessee law. The court found that there were sufficient contacts with the State of Tennessee to justify Tennessee as a reasonable choice. The court found that the wholesale supplier, Wallace Hardware, was located in Tennessee, the goods were purchased from Tennessee, and the injury from any default by the Kentucky purchasers would be felt in Tennessee. Id. at 398.

With regard to the second prong, known as the “fundamental policy” prong, the Sixth Circuit noted that “[t]he fact. . .that a different result might be achieved if the law of the chosen forum is applied does not suffice to show that the foreign law is repugnant to a fundamental policy of the forum State.” Id., at 399 (quoting Johnson v. Ventra Group, Inc., 191 F.3d 732, 739-40 (6th Cir. 1999)). The Sixth Circuit adopted the Restatement (Second)’s commentary that a statute may incorporate a “fundamental” state policy if it is “designed to protect a person against the oppressive use of superior bargaining power. . .” Id. at 399. However, where the evidence reveals an arms-length transaction between parties represented by counsel, rather than a contract of adhesion imposed by a party of superior bargaining strength, there is no basis for concluding that the “fundamental interest” of protection referenced above has been violated. Id. at 399-400.

In finding that prong two had been satisfied, the Wallace Hardware court focused on the fact that there was no evidence of over-reaching. The individual owners of the hardware store located in Kentucky clearly understood “the indebtedness they were agreeing to pay,” and had ample opportunity to review the terms of the guaranty prior to signing. Id. at 400.

The Sixth Circuit stressed that this rule accommodates both the “fundamental goal of contract law. . .to uphold clearly ascertained and negotiated contracts rights,” while at the same time recognizing the need to limit enforcement to “reasonable” choices of law. Id. at 397; See  also Tractor and Farm Supply, Inc. v. Ford New Holland, Inc., 898 F.Supp. 1198, 1203 (W.D. Ky. 1995).

Accordingly, while it should be noted that the Kentucky state courts are not bound to follow the Sixth Circuit in determining the enforceability of a choice of law provision, it is likely that the Kentucky state courts will follow the guidance of Wallace Hardware and will focus on the relationship of the parties and the transactions to the chosen state. Additionally, we believe that a court would consider whether the provision was the product of an arms-length negotiation between parties of relatively equal bargaining power. It is our belief that it is more likely than not that a Kentucky state court or federal court sitting in the Commonwealth of Kentucky applying the foregoing analysis should find that these two factors exist and should give effect to the choice of law provisions of the Transaction Documents described in the first full paragraph of page 5 hereof.

(xiv) We have participated in conferences with representatives of the Company, representatives of its independent accountants and counsel and representatives of the Initial Purchasers, at which conferences the contents of the Time of Sale Information and the Offering Memorandum and any amendment and supplement thereto and related matters were discussed and, although we assume no responsibility for the accuracy, completeness or fairness of the Time of Sale Information and the Offering Memorandum and any amendment or supplement thereto (except as expressly provided above), nothing has come to our attention to cause us to believe that the Time of

Sale Information, at the Time of Sale (which we assume to be the date of the Purchase Agreement), contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Offering Memorandum or any amendment or supplement thereto, as of its date and the Closing Date, contained or contains any untrue statement of a material fact or omits or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in each case, the financial statements and other financial information contained therein, as to which we need express no belief).

The foregoing opinions are subject to the following qualifications:

The term “to our knowledge” or similar language, whenever used in this letter with respect to our firm, means that nothing has come to the attention of the lawyers in our firm who have had substantive involvement in our representation of the Company or the Guarantors indicating the contrary, and shall not imply that we have made any independent verification with respect to such matters. Having no actual knowledge or reason to believe that the representations and warranties in the Transaction Documents are inaccurate, misleading or false, we have assumed the correctness and accuracy of such representations and warranties.

Our opinions as to valid existence of each of the Company and the Guarantors under the laws of the jurisdictions in which such entity is organized and their due authorization to conduct business in the jurisdictions listed on Schedule 1 hereto expressed in Paragraph (i) hereto are based solely on the certificates of existence issued by the Secretary of State of the jurisdiction in which the Company or the Guarantors are organized, without any further independent investigation with respect thereto.

We are members of the Bar of the Commonwealth of Kentucky and do not hold ourselves out as experts on, or as generally familiar with, or qualified to express opinions under, laws other than the laws of the Commonwealth of Kentucky, the State of Indiana and the United States and the corporate laws of the State of Delaware, and the opinion given hereunder is limited thereto.

The opinions expressed herein are limited to the matters expressly stated herein and no other opinions are implied by, or are to be inferred from, this letter.

Without our specific written consent, the foregoing may not be relied upon in any manner by any person, firm or entity other than you and your counsel. The information set forth herein is as of the date of this opinion letter, and we assume no obligation to advise you or your counsel of any changes, whether or not deemed material, of which we may subsequently learn.

Very truly yours,

FROST BROWN TODD LLC

Annex D-2

[Form of Opinion of Kaye Scholer LLP]

December [    ], 2010

J.P. Morgan Securities LLC
As Representative of the several Initial Purchasers listed in Schedule 1 to the Purchase Agreement
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

We have acted as counsel to Res-Care, Inc., a Kentucky corporation (the “Company”) in connection with the Purchase Agreement (the “Purchase Agreement”) dated as of December [16], 2010, by and among the Company, the Guarantors listed in Schedule 2 to the Purchase Agreement (the “Guarantors”) and J.P. Morgan Securities LLC (the “Representative”), as Representative of the several Initial Purchasers listed in Schedule 1 to the Purchase Agreement (collectively, the “Initial Purchasers”).

This opinion is given pursuant to Section 6(f) of the Purchase Agreement. Capitalized terms used in this opinion without definition have the meanings given to them in the Purchase Agreement.

In connection with this opinion, we have examined the following documents:

(1)                             the Purchase Agreement;

(2)                             the Preliminary Offering Memorandum dated December 8, 2010 (the “Preliminary Offering Memorandum”);

(3)                             the Pricing Term Sheet dated as of December [16], 2010 attached as Annex B to the Purchase Agreement (together with the Preliminary Offering Memorandum, the “Time of Sale Information”); and

(4)                             the Offering Memorandum dated as of December [16], 2010.

The items referred to in clauses (1) - (4) above are referred to herein collectively as the “Transaction Documents.”

In addition to the items listed above, we have examined such other documents and questions of law as we have deemed necessary for the purposes of this opinion. As to matters of fact, we have also examined such certificates of public officials, officers of the Company and other persons as we have deemed relevant and appropriate as a basis for the opinions expressed herein, and we have made no effort to independently verify the facts set forth in such certificates. Further, in making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of each person signatory to any of the documents reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. In making the foregoing examinations, we have assumed that, as to factual matters, all representations and warranties made in the aforesaid documents, including without limitation those set forth in the Purchase Agreement, were and are true, correct and complete.

The laws covered by the opinions expressed herein are limited to the federal laws of the United States of America which in the exercise of customary professional diligence, would reasonably be recognized as applicable to the Company with respect to the transactions contemplated by the Transaction Documents (excluding any securities laws (except to the extent set forth in paragraph 2 of this opinion)). For purposes of this opinion letter, the “law” of a jurisdiction means such jurisdiction’s statutes, the judicial and administrative decisions of such jurisdiction, and the rules and regulations of the governmental or regulatory authorities of such jurisdiction, but excluding the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) and judicial decisions to the extent that they deal with any of the foregoing excluded items.

Whenever our opinion herein with respect to the existence or nonexistence of facts is qualified by the phrase “to our knowledge” or any similar phrase implying a limitation on the basis of knowledge, except as otherwise expressly set forth herein, such phrase means only that none of our present attorneys who have devoted substantive attention to matters on behalf of the Company have actual current knowledge with respect thereto at the time this opinion is delivered.

Based on the foregoing, and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, it is our opinion that:

1.           The statements in the Time of Sale Information and the Offering Memorandum under the heading “Material U.S. Federal Income and Tax Considerations”, to the extent that they constitute descriptions of matters of U.S. federal income tax law or regulation, constitute accurate summaries of the matters described therein in all material respects.

2.           Assuming the accuracy of and compliance with the representations, warranties, covenants and agreements of the Company, the Guarantors and the Initial Purchasers contained in the Purchase Agreement, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers or the initial resale of the Securities by the Initial Purchasers pursuant to Rule 144A under the Securities Act or outside of the United States in compliance with Regulation S under the Securities Act, in each case in the manner contemplated by the Purchase Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act other than any registration or qualification that may be required in connection with the Registration Rights Agreement.

The opinions expressed above are subject to the following qualifications, assumptions and exceptions:

(a)          The foregoing opinions are limited to the specific issues addressed and to laws existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any matter or, of any change in, such laws or in the interpretations thereof which may occur after the date hereof.

(b)         With respect to our opinion in paragraph 2, we express no opinion as to when or under what circumstances any Securities initially resold by the Initial Purchasers may be reoffered or resold.

We have assumed that the Initial Purchasers and the Trustee will enforce each Transaction Document in compliance with the provisions thereof and all requirements of applicable law.

*  *  *

During the course of the preparation of the Time of Sale Information, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants and counsel for the Company and representatives of the Representative. While we have not undertaken to determine independently and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Offering Memorandum and the Offering Memorandum and have made no independent check or verification thereof (except in each case as specifically set forth above), based on these conferences and our review of the documents referenced above, nothing has come to our attention that would lead us to believe that (i) the Time of Sale Information (except for financial data, statements and related notes, the financial statement schedules, the auditor’s report thereon and the other financial, accounting and statistical data (to the extent such statistical data is derived from the financial and accounting data) included therein or omitted therefrom, as to which we express no view) as of the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the Offering Memorandum (except for financial data, statements and related notes, the financial statement schedules, the auditor’s report thereon and the other financial, accounting and statistical data (to the extent such statistical data is derived from the financial and accounting data) included therein or omitted therefrom, as to which we express no view) as of the date thereof or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

This opinion is being furnished only to you solely for the purpose set out above and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, and may not be relied upon by any other person for any purpose, without our prior written consent.

Very truly yours,

Annex D-3

[Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP]

December [ ], 2010

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Fifth Third Securities LLC

U.S. Bancorp Investments, Inc

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

We have acted as special counsel to Res-Care, Inc., a Kentucky corporation (the “Company”) and the guarantors listed on Schedule A hereto (collectively, the “Guarantors”), in connection with (i) the issuance and sale by the Company of $200,000,000 aggregate principal amount of its [ ]% Senior Notes due 2019 (the “Notes”), pursuant to the provisions of an Indenture, dated December [ ], 2010 (the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association (the “Trustee”), and (ii) the grant by the Guarantors of the related guarantees (such guarantees of the Notes under the Indenture, the “Guarantees”) of the Company’s obligations under the Notes and the Indenture, in each case, pursuant to a Purchase Agreement, dated December [ ], 2010 (the “Purchase Agreement”), among the Company, the Guarantors and the Initial Purchasers named therein (the “Initial Purchasers”). The Notes and the Guarantees are herein collectively referred to as the “Securities.”

This opinion is delivered to you pursuant to Section 6(f)(iii) of the Purchase Agreement. All capitalized terms used herein that are defined in, or by reference in, the Purchase Agreement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed, facsimile, electronic or reproduction copies of such agreements, instruments, documents and records of the Company and the Guarantors, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, the Guarantors and others, in each case, as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

a.   executed copies of the Notes issued and delivered on the date hereof;

b.   an executed copy of the Indenture;

c.   an executed copy of the Registration Rights Agreement;

d.   an executed copy of the Purchase Agreement;

e.   the Time of Sale Information; and

f.    the Offering Memorandum dated December [ ], 2010.

The documents referred to in items (a) through (c) above, inclusive, are collectively referred to as the “Transaction Documents.”

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Transaction Documents and the Purchase Agreement and certificates and oral or written statements and other information of or from public officials, officers or other appropriate representatives of the Company, the Guarantors and others, and assume compliance on the part of all parties to the Transaction Documents and the Purchase Agreement with their respective covenants and agreements contained therein.

To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) the Notes have been duly authenticated and delivered by the Trustee; (ii) all of the parties to the Transaction Documents and the Purchase Agreement are validly existing and in good standing under the laws of their respective jurisdictions of organization and have the power and authority to (a) execute and deliver the Transaction Documents and the Purchase Agreement, (b) perform their obligations thereunder and (c) consummate the transactions contemplated thereby; (iii) the Transaction Documents have been duly authorized, executed and delivered by all of the parties thereto and constitute valid and binding obligations of all the parties thereto (other than the Company and the Guarantors) enforceable against such parties in accordance with their respective terms; (iv) the Purchase Agreement has been duly authorized, executed and delivered by all of the parties thereto and constitutes a valid and binding obligation of all the parties thereto enforceable against such parties in accordance with its terms; and (v) all of the parties to the Transaction Documents and the Purchase Agreement will comply with the Transaction Documents and the Purchase Agreement and with all laws applicable thereto.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.             The Indenture constitutes a valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms.

2.             The Registration Rights Agreement constitutes a valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms.

3.             Assuming the due authentication of the Notes by the Trustee in accordance with the terms of the Indenture and upon payment and delivery thereof in accordance with the terms of the Purchase Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits provided by the Indenture.

4.             The Exchange Securities, if and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the exchange offer contemplated by the Registration Rights Agreement (the “Exchange Offer”), will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits provided by the Indenture.

5.             Assuming due authentication of the Notes by the Trustee in accordance with the terms of the Indenture and upon payment and delivery of the Notes in accordance with the terms of the Purchase Agreement, the Guarantees will constitute valid and binding obligations of each of the Guarantors, enforceable against the Guarantors in accordance with their terms, and will be entitled to the benefits provided by the Indenture.

6.             If and when (i) the Exchange Securities are issued by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, and (ii) the guarantees of the Exchange Securities (the “Exchange Guarantees”) are issued by the Guarantors in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Guarantees will constitute valid and binding obligations of each of the Guarantors, enforceable against the Guarantors in accordance with their terms, and will be entitled to the benefits provided by the Indenture.

7.             The statements set forth in the Time of Sale Information and the Offering Memorandum under the caption “Description of Notes” insofar as it purports to constitute summaries of certain terms of documents referred to therein, fairly summarize in all material respects the matters described therein.

The opinions set forth above are subject to the following qualifications:

(A)          We express no opinion as to:

(i)            the validity, binding effect or enforceability of any provision of any Transaction Documents:

(a)           relating to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of such provision is to be considered by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the validity, binding effect or enforceability of such provision is to be considered by any court other than a court of the State of New York or a federal court sitting in the State of New York, in each case applying the choice of law rules of the State of New York, or (III) service of process, or (IV) waivers of any rights to trial by jury;

(b)           relating to indemnification, contribution or exculpation;

(c)           specifying that provisions thereof may be modified or waived only in writing;

(d)           which may be construed to be in the nature of a penalty;

(e)           relating to any purported waiver, release or variation of rights or other agreement to similar effect (all of the foregoing, collectively, a “Waiver”) by any of the Company or the Guarantors under any of the Transaction Documents;

(f)            that purports to create a trust or other fiduciary relationship or a power of attorney;

(g)           specifying that any person may exercise set-off or similar rights other than in accordance with applicable law; or

(ii)           the effect of any law of any jurisdiction other than the State of New York wherein any party to the Transaction Documents may be located or wherein enforcement of any Transaction Document may be sought that limits the rates of interest legally chargeable or collectible.

(B) Our opinions above are subject to the following:

(i)            bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws (or related judicial doctrines) now or hereafter in effect relating to or affecting creditors’ rights or remedies generally; and

(ii)           general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies) whether such principles are considered in a proceeding in equity or at law.

(C)           Provisions in the Guarantees, the Exchange Guarantees and the Indenture that provide that the Guarantors’ liability thereunder shall not be affected by (i) actions or failures to act on the part of the recipient, holders or the Trustee, (ii) modifications, amendments or waivers of provisions of documents governing the guaranteed obligations or (iii) other actions, events or circumstances that make more burdensome or otherwise change the obligations and liabilities of the Guarantors, might not be enforceable under circumstances and in the event of actions that change the essential nature of the terms and conditions of the guaranteed obligations. With respect to each Guarantor, we have assumed that consideration that is fair and sufficient to support the agreements of each Guarantor under the Transaction Documents has been, and would be deemed by a court of competent jurisdiction to have been, duly received by each such Guarantor.

The opinions expressed herein are limited to the laws of the State of New York as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the opinions expressly stated herein. The opinions expressed herein are given only as of the date hereof, and we undertake no responsibility to update or supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

The opinions expressed herein are solely for your benefit as purchasers in connection with the Purchase Agreement and may not be relied on in any manner or for any purpose by any other person or entity (including by any person or entity that acquires Securities from you) and may not be quoted in whole or in part without our prior written consent. In addition, this letter and its benefits are not assignable, without our prior written consent, to any person or entity that acquires Securities from you.

Very truly yours,

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

Annex D-4

[Form of Opinion David S. Waskey]

December     , 2010

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Fifth Third Securities LLC

U.S. Bancorp Investments, Inc

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

I am General Counsel of Res-Care, Inc., a Kentucky corporation (the “Company”), and have acted as such in connection with the transactions contemplated by that certain Purchase Agreement (the “Purchase Agreement”) dated as of December [16], 2010 among the Company and J.P. Morgan Securities LLC, as representative of the purchasers listed on Schedule 1 to the Purchase Agreement (each an “Initial Purchaser” and collectively, the “Initial Purchasers”). This opinion is being delivered to you pursuant to Section 6(f) of the Purchase Agreement. Capitalized terms used herein which are defined in the Purchase Agreement shall have the meanings set forth in the Purchase Agreement, unless otherwise defined herein.

In my capacity as General Counsel, I have, with attorneys acting under my supervision, examined and relied upon originals or copies (certified or otherwise identified to my satisfaction) of the following documents (items 1 through 8 below are collectively referred to here in as the “Transaction Documents”):

1.   The Purchase Agreement;

2.   The Share Exchange Agreement;

3.   The Time of Sale Information;

4.   The Offering Memorandum;

5.   The Registration Rights Agreement;

6.   The Indenture;

7.   The certificates representing the Securities;

8.   The form of the certificates representing the Exchange Securities;

9.   The Company’s Articles of Incorporation, as amended;

10. The Bylaws of the Company; and

11. The Company’s minute books.

I have also, with attorneys acting under my supervision, examined and relied upon such public records, such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of officers and directors of the company and the Guarantors, and have made such inquiries of such public officials, officers, or directors as I have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals or copies and the conformity with the originals of all documents submitted to me as photostatic copies. As to questions of fact material to such opinions, which were not independently established, I have relied upon certificates or comparable documents of officers of the Company and the Guarantors and upon representations and warranties contained in the Transaction Documents.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, I opine that:

1.             To the best of my knowledge, except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of the Company’s Subsidiaries is or may be a party or to which any property of the Company or any of the Company’s Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best of my knowledge no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

2.             Excepting the matters described in the Time of Sale Information and the Offering Memorandum under the captions “Securities and exchange commission review,” “Description of other indebtedness,” “Description of notes,” “Exchange offer; registration rights,” “Book-entry settlement and clearance,” “Material U.S. federal income tax considerations,” “Certain ERISA considerations,” “Transfer restrictions,” and “Plan of distribution,” the descriptions in each of the Time of Sale Information and the Offering Memorandum of statutes, legal, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects.

My opinion expressed above is subject to the following qualifications and limitations:

I am admitted to practice in the Commonwealth of Kentucky and the opinions given hereunder are limited thereto. To the extent that any opinion expressed herein relates to the laws of a state other than the Commonwealth of Kentucky, I have assumed that the substantive laws of the jurisdiction applicable are substantially similar to the laws of the Commonwealth of Kentucky in all material respects.

* * * * * *

This opinion is limited solely to those items set forth above and I specifically do not render any opinion as to any matter not specifically stated herein. This opinion speaks only as of the date hereof, and I disclaim any undertaking to update this opinion at any time. This opinion is being delivered to you solely for your benefit and without any prior written consent, may not be relied upon for any other purpose or by any other person, firm or entity for any purpose.

Very truly yours,

Res-Care, Inc.

David S. Waskey
General Counsel

Annex E

[Form of Opinion of Texas Counsel for the Company]

December [*], 2010

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Fifth Third Securities LLC

U.S. Bancorp Investments, Inc

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re: Texas subsidiaries of Res-Care, Inc.

Ladies and Gentlemen:

We have acted as special Texas counsel to B.W.J. Opportunity Centers, Inc., a Texas corporation (“BWJ”), EduCare Community Living — Normal Life, Inc., a Texas corporation (“Normal Life”), EduCare Community Living — Texas Living Centers, Inc., a Texas corporation (“Texas Living Centers”), EduCare Community Living Corporation — Gulf Coast, a Texas corporation (“Gulf Coast”), EduCare Community Living Corporation — Texas, a Texas corporation (“EduCare Texas”), Tangram Rehabilitation Network, Inc., a Texas corporation (“Tangram”) and The Citadel Group, Inc., a Texas corporation (collectively with BWJ, Normal Life, Texas Living Centers, Gulf Coast, EduCare Texas and Tangram, the “Guarantors” and each a “Guarantor”), in connection with the Purchase Agreement, dated [*], 2010 (the “Purchase Agreement”) among Res-Care, Inc., a Kentucky corporation (the “Company”), the Guarantors, and J.P. Morgan Securities LLC as representative of the several initial purchasers listed on Schedule 1 to the Purchase Agreement. The Purchase Agreement provides for issuance of [*]% Senior Notes due 201[*] (the “Securities”) by the Company (the “Transaction”) in the amount of $200,000,000. We are delivering this opinion letter to you at the Company and each Guarantor’s request pursuant to Section 6(g) of the Purchase Agreement.

The following documents, all dated [*], 2010[, except as otherwise indicated,] are referred to collectively in this opinion letter as the “Transaction Documents”:

1.     the Indenture (the “Indenture”), among the Company, the guarantors party thereto and [Wells Fargo Bank, National Association], as trustee;

2.          [a form of Guarantee set forth in the Indenture to be entered into by each Guarantor] [the Guarantees whose terms are set forth in the Indenture to be entered into by each Guarantor] (each a “Security Guarantee”);

3.          [a form of Guarantee related to each Exchange Security (as defined in the Indenture) to be entered into by each Guarantor] [the Guarantees of the Exchange Securities (as hereafter defined) by the Guarantors] (together with the Security Guarantee, each a “Guarantee”);

4.          the Registration Rights Agreement (the “Registration Rights Agreement”), [*]; and

5.          the Purchase Agreement.

Capitalized terms used but not defined in this opinion letter have the meanings given to such terms in the Purchase Agreement.

In connection with rendering the opinions set forth below, we have examined the Transaction Documents and made such other investigation as we have deemed appropriate. We have also examined and relied on certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also examined and relied on certain certificates of an officer of each of the Guarantors (each, a “Fact Certificate”). A copy of each Fact Certificate has been furnished to you. We have not independently established any of the facts so relied on.

References in this opinion letter to our knowledge mean a conscious present awareness of facts, without investigation, by any of the lawyers currently with this firm who have given substantive attention to legal representation of the Guarantors while at this firm.

For the purposes of this opinion letter we have expressly made the following assumptions that (i) each document submitted to us is accurate and complete, (ii) each such document that is an original is authentic, (iii) each such document that is a copy conforms to an authentic original, (iv) any amendment or restatement of any document has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement and that no amendment is contemplated to any document reviewed by us, (v) all signatures on each document provided to us are genuine, (vi) each natural person who has signed and delivered a Fact Certificate had the legal capacity to sign and deliver such Fact Certificate, and (vii) no changes in the facts certified in any Fact Certificate have occurred or will occur after the date of such Fact Certificate. We have not verified any of the foregoing assumptions.

The opinions expressed in this opinion letter are limited to the law of the State of Texas. Except as expressly set forth in this opinion letter, we are not opining on specialized laws that are not customarily covered in opinion letters of this kind, such as tax, insolvency, antitrust, and securities laws. We are not opining on federal law or the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that:

1.                                       Each Guarantor is a corporation validly existing and in good standing under the laws of the State of Texas.

2.                                       Each Guarantor has the corporate power and the corporate authority to own or hold their respective properties in each jurisdiction in which they own or lease such property, except where the failure to do so would not, individually or in aggregate have a Material Adverse Effect.

3.             Each Guarantor has the corporate power and the corporate authority to execute, deliver, and perform its obligations under each of the Transaction Documents to which it is a party.

4.             Each Guarantor has taken all corporate action necessary to authorize the execution and delivery of and performance of its obligations under the Purchase Agreement, the Indenture and the Registration Rights Agreement, and has duly executed and delivered each of them. Each Guarantor has taken all corporate action necessary to authorize the [execution and delivery of and] performance of its obligations under the Guarantees to which it is a party.

5.             The execution and delivery by each Guarantor of the Transaction Documents to which it is a party, and the performance by each Guarantor of its obligations under the Transaction Documents to which it is a party, do not violate (i) such Guarantor’s Certificate of Formation or By-laws or (ii) the Texas Business Organizations Code or any applicable statute, rule, or regulation of the State of Texas.

6.             The execution and delivery by each Guarantor of the Transaction Documents, and the performance by such Guarantor of its obligations under such Transaction Documents, do not require such Guarantor to obtain any approval by or make any filing with any governmental authority under any statute, rule, or regulation of the State of Texas, except approvals and filings previously obtained or made and in full force or such approvals or filings as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, and (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act of 1933, as amended, and applicable state securities laws and as contemplated by the Registration Rights Agreement.

We advise you, pursuant to Purchase Agreement, that as of [*], 2010 we were not engaged by any Guarantor to give substantive attention, in the form of legal consultation or representation, to any action or proceeding pending before any court, governmental agency or arbitrator, or overtly threatened in writing, against such Guarantor that seeks to enjoin the performance or affect the enforceability of the Transaction Documents or the consummation of the Transaction.

We are furnishing this opinion letter to you solely in connection with the Transaction.

You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent, except that you may furnish this opinion letter (without reliance) in connection with your defense of any legal, regulatory or administrative proceeding before a court, arbitrator or governmental authority of competent jurisdiction.

The foregoing opinions are rendered as of the date of this letter. We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.

Very truly yours,

Exhibit A

[Form of Registration Rights Agreement]

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated December 22, 2010 (this “Agreement”) is entered into by and among Res-Care, Inc., a Kentucky corporation (the “Company”), the guarantors listed in Schedule 1 hereto (the “Guarantors”), and J.P. Morgan Securities LLC (“J.P. Morgan”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchasers”).

The Company, the Guarantors and the Initial Purchasers are parties to the Purchase Agreement dated December 16, 2010 (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of $200,000,000 aggregate principal amount of the Company’s 10.75% Senior Notes due 2018 (the “Securities”) which will be guaranteed on an unsecured senior basis by each of the Guarantors. As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.             Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Additional Guarantor” shall mean any subsidiary of the Company that executes a Guarantee under the Indenture after the date of this Agreement.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Closing Date” shall mean the Closing Date as defined in the Purchase Agreement.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Company and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior notes issued by the Company and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in the annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

“Guarantees” shall mean the guarantees of the Securities and guarantees of the Exchange Securities by the Guarantors under the Indenture.

“Guarantors” shall have the meaning set forth in the preamble and shall also include any Additional Guarantors and any Guarantor’s successor that Guarantees the Securities.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that, for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean the Indenture relating to the Securities dated as of December 22, 2010 among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

2

“Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof. “J.P. Morgan” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Participating Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities are sold pursuant to Rule 144 under the Securities Act (or any similar provision then in force, but not Rule 144A), if following such resale such Securities do not bear any restrictive legend relating to the

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Securities Act and do not bear a restricted CUSIP number, (iii) when such Securities cease to be outstanding or (iv) except in the case of Securities that (A) otherwise remain Registrable Securities, (B) are held by an Initial Purchaser and (C) are ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated.

“Registration Default” shall mean the occurrence of any of the following: (i) the Exchange Offer is not completed on or prior to the Target Registration Date, (ii) the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or Section 2(b)(ii) hereof, has not become effective on or prior to the Target Registration Date, (iii) if the Company receives a Shelf Request pursuant to Section 2(b)(iii), the Shelf Registration Statement required to be filed thereby has not become effective by the later of (a) the Target Registration Date and (b) 90 days after delivery of such Shelf Request, (iv) the Shelf Registration Statement, if required by this Agreement, has become effective and thereafter ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during any 12-month period during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 45 days (whether or not consecutive) in any 12- month period or (v) the Shelf Registration Statement, if required by this Agreement, has become effective and thereafter, on more than two occasions in any 12-month period during the Shelf Effectiveness Period, the Shelf Registration Statement ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Initial Purchasers (such counsel, the “Participating Holders’ Counsel”)) and (viii) the fees and disbursements of the independent registered public accountants of the Company and the Guarantors, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance

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with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors that covers all or a portion of the Registrable Securities (but no other securities (other than Securities of the same class as the Registrable Securities under the terms of the Indenture)) unless approved by a majority in aggregate principal amount of the Securities held by the Participating Holders) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof. “Staff” shall mean the staff of the SEC.

“Target Registration Date” shall mean the 365th day after the Closing Date.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

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“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.             Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the Guarantors shall use their commercially reasonable best efforts to (x) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (y) have such Registration Statement become and remain effective for use by one or more Participating Broker-Dealers until the earlier of (1) 180 days after the last Exchange Date and (2) such time that the Participating Broker-Dealers have sold all Exchange Securities held by them. The Company and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their reasonable best efforts to complete the Exchange Offer not later than 60 days after such effective date.

The Company and the Guarantors shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)                                that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)                             the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii)                          that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)                         that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)                                 that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address specified in the notice, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

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As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company and the Guarantors that (1) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or any Guarantor and (4) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date, the Company and the Guarantors shall:

(I)                                    accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(II)                                deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.

The Company and the Guarantors shall use their commercially reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer.

The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b)           In the event that (i) the Company and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) hereof is not available or the Exchange Offer may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by the Target Registration Date or (iii) upon receipt of a written request (a “Shelf Request”) from any Initial Purchaser representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, the Company and the Guarantors shall use their commercially reasonable best efforts to cause to be filed after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective; provided that no Holder will be entitled to have any Registrable Securities included in any Shelf

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Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof.

In the event that the Company and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company and the Guarantors shall use their commercially reasonable best efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.

The Company and the Guarantors agree to use their commercially reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (A) two years from the date of effectiveness of such Shelf Registration Statement, and (B) the date on which the Securities cease to be Registrable Securities (the “Shelf Effectiveness Period”). The Company and the Guarantors further agree to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their commercially reasonable best efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company and the

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Guarantors agree to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c)          The Company and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d)         An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

If a Registration Default occurs, the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum. A Registration Default ends when the Securities cease to be Registrable Securities or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer is completed, (2) in the case of a Registration Default under clause (ii) or clause (iii) of the definition thereof, when the Shelf Registration Statement becomes effective or (3) in the case of a Registration Default under clause (iv) or clause (v) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default.

(e)          Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof.

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3.             Registration Procedures. (a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall:

(i)           prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (A) shall be selected by the Company and the Guarantors, (B) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (C) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their commercially reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)          use commercially reasonable best efforts to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)         to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company or the Guarantors with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed in accordance with the requirements of Rule 433(g) under the Securities Act;

(iv)        in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Initial Purchasers, the Participating Holders’ Counsel and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Participating Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(c) hereof, the Company and the Guarantors consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

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(v)         use their commercially reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Participating Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; provided that neither the Company nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(vi)        notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Participating Holder and the Participating Holders’ Counsel promptly and, if requested by any such Participating Holder or the Participating Holders’ Counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects as of the date given or if the Company or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose or if, on the closing date of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities are not true and correct in all material respects, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such

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Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (6) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vii)       use their commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, at the earliest practicable date and provide prompt notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;

(viii)      in the case of a Shelf Registration, furnish to each Participating Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(ix)         in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(x)          upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, use their commercially reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantors shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Initial Purchasers and any Participating Broker-Dealers known to the Company (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers and the Initial Purchasers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company and the Guarantors have amended or supplemented the Prospectus or

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the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;

(xi)         a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or of any Form 8-K that is to be incorporated by reference into a Registration Statement and that specifically relates to the Securities (an “Incorporated 8-K”), a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and the Participating Holders’ Counsel) and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or the Participating Holders’ Counsel) available for discussion of such document; and the Company and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, or any Incorporated 8-K, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and the Participating Holders’ Counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and the Participating Holders’ Counsel) shall reasonably object;

(xii)        obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xiii)       cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their commercially reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv)       in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an “Inspector”), any managing Underwriter participating in any disposition pursuant to such Shelf Registration Statement, the Participating Holders’ Counsel and one accounting firm designated by a majority in aggregate principal amount of the Securities held by the Participating Holders and any attorneys and accountants designated by such

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managing Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries, and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such Inspector, managing Underwriter, attorney or accountant in connection with a Shelf Registration Statement as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided that if any such information is identified by the Company or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter) and provided, further, that all such confidential information that is provided by the Company and the Guarantors shall be kept confidential by each such Person (except for disclosures to such Person’s affiliates and its and their respective employees, legal counsel and other experts or agents who need to know such information in connection with permitted uses thereof), unless disclosure thereof is required or requested under compulsion of law (whether by oral question, interrogatory, subpoena, civil investigative demand or otherwise), by order or act of any court or governmental or regulatory authority or body, or such information is or has become available to the public generally through the Company or any Guarantor or through a third party without an accompanying obligation of confidentiality owed by such Person to the Company or the Guarantors, or disclosure is required in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability or protecting or exercising any of its rights, remedies or interests, or the Company consents to the non-confidential treatment of such information;

(xv)        if reasonably requested by any Participating Holder, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein and which is required or permitted to be included therein by the applicable rules and regulations of the SEC and make all required filings of such Prospectus supplement or such post-effective amendment promptly after the Company has received notification of the matters to be so included in such filing;

(xvi)       in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Participating Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus,

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any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when reasonably requested, (2) obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the managing Underwriter, if any, and the Participating Holders’ Counsel) addressed to each Participating Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain “comfort” letters from the independent registered public accountants of the Company and the Guarantors (and, if necessary, any other registered public accountant of any subsidiary of the Company or any Guarantor, or of any business acquired by the Company or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Participating Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantors made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement;

(xvii)      so long as any Registrable Securities remain outstanding, cause each Additional Guarantor upon the creation or acquisition by the Company of such Additional Guarantor, to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart, together with an opinion of counsel as to the enforceability thereof against such entity, to the Initial Purchasers no later than five Business Days following the execution thereof; and

(xviii)     if the Board of Directors of the Company has resolved that (x) due to the existence of material non-public information regarding the Company, disclosure of such material non-public information would be required to make the statements contained in the Shelf Registration Statement, any related Prospectus or Free Writing Prospectus or any documents incorporated by reference or deemed incorporated by reference therein not misleading (including, for the avoidance of doubt, the pendency of an acquisition or disposition by the Company) and (y) the Company has a bona fide business purpose for preserving as confidential such material non-public information (other than avoidance of its obligations hereunder), then the availability of the Shelf Registration Statement shall be suspended and the Company shall give notice (without notice of the

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nature or details of such business purpose) to the Participating Holders that the availability of the Shelf Registration Statement is suspended and each Participating Holder agrees not to sell any Securities pursuant to such Shelf Registration Statement until such Participating Holder’s receipt of copies of a supplemented or amended Prospectus, or until it is advised in writing by the Company that the Prospectus may be used. The period during which the availability of the Shelf Registration and any Prospectus is suspended shall not exceed 45 days in any three-month period or 60 days in any twelve-month period.

(b)         In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing.

(c)          Each Participating Holder agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event of the kind described in Section 3(a)(vi)(3) or Section 3(a)(vi)(5) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company and the Guarantors, such Participating Holder will deliver to the Company and the Guarantors all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d)         If the Company and the Guarantors shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company and the Guarantors shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions.

(e)          The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering; provided that any such Underwriter must be reasonably acceptable to the Company.

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4.             Participation of Broker-Dealers in Exchange Offer. (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company and the Guarantors understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)         In light of the above, and notwithstanding the other provisions of this Agreement, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above, the Company and the Guarantors agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period ending on the earlier of (i) 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) hereof) and (ii) the date on which all Participating Broker-Dealers have sold all Exchange Securities held by them. The Company and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c)          The Initial Purchasers shall have no liability to the Company, any Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

5.           Indemnification and Contribution. (a) The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based

17

upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any Free Writing Prospectus, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or information relating to any Holder furnished to the Company in writing by such Initial Purchaser, or any selling Holder, respectively, expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantors, jointly and severally, will also indemnify the Underwriters, if any, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus or any Free Writing Prospectus.

(b)         Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers and the other selling Holders, the directors of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Registration Statement and each Person, if any, who controls the Company, the Guarantors, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus.

(c)          If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or

18

asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by J.P. Morgan, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment to the extent that the Indemnifying Person is required to indemnify such Indemnified Person in respect of such loss or liability under the other provisions of this Section 5. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall have received written notice of the terms of such settlement at least 7 days prior to such settlement being entered into and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement, unless such failure to reimburse the Indemnified Person is based on a dispute with a good faith basis as to either the obligation of the Indemnifying Person arising under

19

this Section 5 to indemnify the Indemnified Person or the amount of such obligation and the Indemnifying Person shall have notified the Indemnified Person of such good faith dispute prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)         If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing or defending against any such action or claim. Notwithstanding the

20

provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f)          The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g)         The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the Guarantors or the officers or directors of or any Person controlling the Company or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.             General.

(a)          No Inconsistent Agreements. The Company and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or any Guarantor under any other agreement and (ii) neither the Company nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b)         Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

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(c)          Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company and the Guarantors, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)         Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e)          Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)          Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which

22

when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)         Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h)         Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(i)            Entire Agreement; Severability.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RES-CARE INC.

By
Name:
Title:

GUARANTORS LISTED ON SCHEDULE 1
(except Normal Life of Indiana and Educare Community Living Limited Partnership)

By
David W. Miles
Authorized Signatory

23

NORMAL LIFE OF INDIANA, as Guarantor
By: Normal Life of Central Indiana, Inc.
Its: General Partner

By
David W. Miles
Treasurer

EDUCARE COMMUNITY LIVING LIMITED PARTNERSHIP, as Guarantor
By: Community Alternatives Texas Partner, Inc.
Its: General Partner

By
David W. Miles
Treasurer

24

Confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Initial Purchasers

By
Authorized Signatory

25

Schedule 1

Guarantors

Name	State of Incorporation/Formation
Accent Health Care, Inc.	Ohio
All Ways Caring Services, Inc.	Illinois
Alternative Choices, Inc.	California
Alternative Youth Services, Inc.	Delaware
Arbor E&T, LLC	Kentucky
Arbor PEO, Inc.	Delaware
B.W.J. Opportunity Centers, Inc.	Texas
Baker Management, Inc.	Missouri
Bald Eagle Enterprises, Inc.	Missouri
Bolivar Developmental Training Center, Inc.	Missouri
Braley & Thompson, Inc.	West Virginia
Capital TX Investments, Inc.	Delaware
Careers in Progress, Inc.	Louisiana
CATX Properties, Inc.	Delaware
CNC/Access, Inc.	Rhode Island
Community Advantage, Inc.	Delaware
Community Alternatives Home Care, Inc.	Kentucky
Community Alternatives Illinois, Inc.	Delaware
Community Alternatives Indiana, Inc.	Delaware
Community Alternatives Kentucky, Inc.	Delaware
Community Alternatives Missouri, Inc.	Missouri
Community Alternatives Mobile Nursing, Inc.	Kentucky
Community Alternatives Nebraska, Inc.	Delaware
Community Alternatives New Mexico, Inc.	Delaware
Community Alternatives of Washington D.C., Inc.	Washington, D.C.
Community Alternatives Pharmacy, Inc.	Delaware
Community Alternatives Texas Partner, Inc.	Delaware
Community Alternatives Virginia, Inc.	Delaware
Creative Networks, L.L.C.	Arizona
EduCare Community Living - Normal Life, Inc.	Texas
EduCare Community Living - Texas Living Centers, Inc.	Texas
EduCare Community Livign Corporation - America	Delaware
EduCare Community Living Corporation - Gulf Coast	Texas
EduCare Community Living Corporation - Missouri	Missouri
EduCare Community Living Corporation - Nevada	Nevada
EduCare Community Living Coporation - New Mexico	New Mexico
EduCare Community Living Corporation - North Carolina	North Carolina
EduCare Community Living Corporation - Texas	Texas
EduCare Community Living Limited Partnership	Kentucky
Employ-Ability Unlimited, Inc.	Ohio
Franklin Career College Incorporated	California
General Health Corporation	Arizona
Habilitation Opportunities of Ohio, Inc.	Ohio
Hydesburg Estates, Inc.	Missouri

Individualized Supported Living, Inc.	Missouri
J. & J. Care Centers, Inc.	California
Job Ready, Inc.	Arkansas
Normal Life Family Services, Inc.	Louisiana
Normal Life of California, Inc.	California
Normal Life of Central Indiana, Inc.	Indiana
Normal Life of Georgia, Inc.	Georgia
Normal Life of Indiana	Indiana
Normal Life of Lafayette, Inc.	Louisiana
Normal Life of Lake Charles, Inc.	Louisiana
Normal Life of Louisiana, Inc.	Louisiana
Normal Life of Southern Indiana, Inc.	Indiana
Normal Life, Inc.	Kentucky
P.S.I. Holdings, Inc.	Ohio
PeopleServe, Inc.	Delaware
Pharmacy Alternatives, LLC	Kentucky
RAISE Geauga, Inc	Ohio
Res-Care Alabama, Inc.	Delaware
Res-Care Arkansas, Inc.	Delaware
Res-Care California, Inc.	Delaware
ResCare DTS International, LLC	Delaware
Res-Care Europe, Inc.	Delaware
ResCare Finance, Inc.	Delaware
Res-Care Florida, Inc.	Florida
Res-Care Idaho, Inc.	Delaware
Res-Care Illinois, Inc.	Delaware
ResCare International, Inc.	Delaware
Res-Care Iowa, Inc.	Delaware
Res-Care Kansas, Inc.	Delaware
Res-Care Michigan, Inc.	Delaware
Res-Care New Jersey, Inc.	Delaware
Res-Care Ohio, Inc.	Delaware
Res-Care Oklahoma, Inc.	Delaware
ResCare Pennsylvania Health Management Services, Inc.	Delaware
ResCare Pennsylvania Home Health Associates, Inc.	Delaware
Res-Care Premier, Inc.	Delaware
Res-Care Training Technologies, Inc.	Delaware
Res-Care Washington, Inc.	Delaware
Res-Care Wisconsin, Inc.	Delaware
Res-Care, Inc.	Kentucky
Rest Assured, LLC	Kentucky
Rockcreek, Inc.	California
RSCR California, Inc.	Delaware
RSCR Inland, Inc.	California
RSCR West Virginia, Inc.	Delaware
Skyview Estates, Inc.	Missouri
Southern Home Care Services, Inc.	Georgia
Tangram Rehabilitation Network, Inc.	Texas
Texas Home Management, Inc.	Delaware
The Academy for Individual Excellence, Inc.	Delaware

The Citadel Group, Inc.	Texas
THM Homes, Inc.	Delaware
Upward Bound, Inc.	Missouri
VOCA Corp.	Ohio
VOCA Corporation of America	Ohio
VOCA Corporation of Florida	Florida
VOCA Corporation of Indiana	Indiana
VOCA Corporation of Maryland	Maryland
VOCA Corporation of New Jersey	New Jersey
VOCA Corporation of North Carolina	North Carolina
VOCA Corporation of Ohio	Ohio
VOCA Corporation of West Virginia, Inc.	West Virginia
VOCA of Indiana, LLC	Indiana
VOCA Residential Services, Inc.	Ohio
Youthtrack, Inc.	Delaware

Annex A

Counterpart to Registration Rights Agreement

The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated December 22, 2010 by and among Res-Care Inc., a Kentucky corporation, the guarantors party thereto and J.P. Morgan Securities LLC, on behalf of itself and the other Initial Purchasers) to be bound by the terms and provisions of such Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of                           , 201  .

[GUARANTOR]

By
Name:
Title: